UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2023, American Water Capital Corp. (“AWCC”), a wholly owned finance subsidiary of American Water Works Company, Inc. (“American Water”), issued $1,035.0 million aggregate principal amount of its 3.625% Exchangeable Senior Notes due 2026 (the “Notes”), which included an additional $135.0 million principal amount of Notes purchased pursuant to the exercise in full of the option to purchase additional Notes granted to the Initial Purchasers (as defined below) in the Purchase Agreement (as defined below). The Notes were issued in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are senior unsecured obligations of AWCC and have the benefit of a support agreement from American Water, which serves as the functional equivalent of a guarantee by American Water of the obligations of AWCC under the Notes. The Notes bear interest at a rate of 3.625% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. The Notes will mature on June 15, 2026 (the “Maturity Date”), unless earlier exchanged or repurchased. In connection with the Offering, AWCC and American Water entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”). AWCC issued the Notes pursuant to an indenture, dated as of June 29, 2023 (the “Indenture”), among AWCC, American Water and U.S. Bank Trust Company, National Association, as trustee.

The net proceeds to AWCC from the sale of the Notes were approximately $1,022.1 million, after deducting the Initial Purchasers’ discounts and commissions but before deducting estimated offering expenses payable by AWCC. AWCC intends to use the net proceeds from the Offering to repay its commercial paper obligations and for general corporate purposes.

The Notes will be exchangeable at an initial exchange rate of 5.8213 shares of American Water’s common stock, par value $0.01 per share (the “Common Stock”), per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $171.78 per share of Common Stock, which represents an exchange premium of approximately 22.5% above the last reported sale price of $140.23 per share of Common Stock on the New York Stock Exchange on June 26, 2023). The initial exchange rate is subject to adjustment, as provided in the Indenture. Prior to the close of business on the business day immediately preceding March 15, 2026, the Notes will be exchangeable at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods described in the Indenture. On or after March 15, 2026, until the close of business on the business day immediately preceding the Maturity Date, the Notes will be exchangeable at the option of the noteholders at any time regardless of these conditions or periods. Upon exchange of the Notes, AWCC will (1) pay cash up to the aggregate principal amount of the Notes to be exchanged and (2) pay or deliver (or cause to be delivered), as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at AWCC’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Notes being exchanged.

AWCC may not redeem the Notes prior to the Maturity Date, and no sinking fund is provided for the Notes. Subject to certain conditions, holders of the Notes will have the right to require AWCC to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a repurchase price of 100% of the principal amount of Notes to be repurchased plus any accrued and unpaid interest. In connection with certain corporate events, AWCC will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their Notes in connection with any such corporate event.

The Notes and the support agreement obligations are AWCC’s and American Water’s senior unsecured obligations, respectively, and, as applicable, (1) rank equal in right of payment with all of AWCC’s and American Water’s respective existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, (2) rank senior in right of payment to all of AWCC’s and American Water’s respective future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and (3) rank (i) effectively junior in right of payment to all of AWCC’s and American Water’s respective future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) with respect to American Water’s support agreement obligations, structurally subordinated in right of payment to any liabilities of American Water’s subsidiaries.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.02.

AWCC offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the Notes were offered for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. These exemptions from registration were relied upon based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes, the support agreement obligations and the underlying shares of Common Stock deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Upon exchange of the Notes, AWCC will (1) pay cash up to the aggregate principal amount of the Notes to be exchanged and (2) pay or deliver (or cause to be delivered), as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at AWCC’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Notes being exchanged. To the extent that any shares of Common Stock are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. A maximum of 7,380,688 shares of Common Stock may be issued upon exchange of the Notes, including pursuant to any increase in the exchange rate for any Notes exchanged in connection with a “make-whole fundamental change” (as defined in the Indenture), which maximum number of shares is subject to adjustment for certain corporate events as described in the Indenture.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description

4.1*	Indenture, dated as of June 29, 2023, among American Water Capital Corp., American Water Works Company, Inc. and U.S. Bank Trust Company, National Association.

4.2*	Form of 3.625% Exchangeable Senior Note due 2026 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: June 29, 2023	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer

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